SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Natus Medical Incorporated

(Name of Registrant as Specified In Its Charter)

Voce Catalyst Partners LP

Voce Capital LLC

Voce Capital Management LLC

J. Daniel Plants

Mark G. Gilreath

Lisa Wipperman Heine

Joshua H. Levine

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DATED May 18, 2018

2018 Annual Meeting of Stockholders of

Natus Medical Incorporated

PROXY STATEMENT

OF

VOCE CATALYST PARTNERS LP

PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD TODAY

This Proxy Statement and the enclosed BLUE proxy card are being furnished by Voce Catalyst Partners LP, a Delaware limited partnership (“VCP”), Voce Capital LLC, a Delaware limited liability company (“VC”), Voce Capital Management LLC, a California limited liability company (“VCM”), J. Daniel Plants, a citizen of the United States of America (“Mr. Plants”, together with VCP, VC and VCM, “Voce,” “we” or “us”) and Voce’s nominees listed below in connection with the solicitation of proxies (the “Proxy Solicitation”) from the stockholders of Natus Medical Incorporated (“Natus” or the “Company”).

For the reasons set forth in this proxy statement (the “Proxy Statement”), we do not believe that the current board of directors of the Company (the “Board”) is acting in the best interests of the Company’s stockholders. We are therefore seeking your support at the 2018 annual meeting of stockholders (the “Annual Meeting”) to be held at 6701 Koll Center Parkway, Suite 120, Pleasanton, CA 94566 on June 22, 2018 at 8:00 a.m. (Pacific Time), with respect to the following (each, a “Proposal” and, collectively, the “Proposals”):

1.	To elect Voce’s two independent director nominees, Lisa Wipperman Heine (“Ms. Heine”) and Joshua H. Levine (“Mr. Levine”, together with Ms. Heine and Mark G. Gilreath, the “Nominees”, and together with Voce, the “Participants”) to serve as directors on the Board until the 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified, in opposition to the Company’s director nominees;

2.	To vote for the removal of Robert A. Gunst (“Mr. Gunst”) from the Board and any person, nominated, appointed or elected to the Board to fill any vacancy or newly-created directorship prior to the effectiveness of this proposal (the “Removal Proposal”);

3.	To elect Voce’s independent director nominee, Mark G. Gilreath (“Mr. Gilreath”), to fill the vacancy in the Board caused by the removal of Mr. Gunst, to serve as a director on the Board until the 2019 annual meeting of stockholders and until his successor is duly elected and qualified (the “Replacement Proposal”);

4.	To approve the repeal of each provision or amendment of the Company’s Bylaws, as amended March 22, 2012 (the “Bylaws”), that has been adopted by the Board (and not by the stockholders of the Company) subsequent to the adoption of the Bylaws approved by the Board on March 22, 2012 (the “Bylaw Proposal”);

5.	To vote for the ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018;

6.	To vote against the Company’s proposal to approve, on an advisory basis, executive compensation; and

7.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

We are seeking to change three of the members of the Board to ensure that the interests of the stockholders are appropriately represented in the boardroom. The Board is currently composed of six directors, two of whose terms expire at the Annual Meeting, Doris Engibous (“Ms. Engibous”) and William M. Moore (“Mr. Moore”). The Board has nominated Robert S. Weiss (“Mr. Weiss”) for election at the Annual Meeting in place of Mr. Moore, along with Ms. Engibous. Through this Proxy Statement and enclosed BLUE proxy card, we are soliciting proxies to elect Voce’s Nominees, Ms. Heine and Mr. Levine, remove Mr. Gunst and replace Mr. Gunst with Mr. Gilreath. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement for the Annual Meeting (the “Company’s Proxy Statement”). There is no assurance that any of the Company’s nominees will serve as directors if any or all of our Nominees are elected.

The Company has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting as May 7, 2018 (the “Record Date”). Voce is soliciting proxies for use at the Annual Meeting. The mailing address of the principal executive offices of the Company is 6701 Koll Center Parkway, Suite 120, Pleasanton, California 94566.  As of the date hereof, Voce, together with the other Participants in this Proxy Solicitation, beneficially owns 735,709 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, which represents approximately 2.2% of the outstanding Common Stock (based upon the 33,467,973 shares of Common Stock outstanding as of May 7, 2018, as reported in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission (the “SEC”) on May 18, 2018).  We intend to vote such shares of Common Stock FOR the election of Ms. Heine and Mr. Levine, FOR the removal of Mr. Gunst, FOR the replacement of Mr. Gunst with Mr. Gilreath, FOR the repeal of each provision or amendment of the Company’s Bylaws subsequent to the adoption of the Bylaws approved by the Board on March 22, 2012, FOR the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 and AGAINST the advisory vote on approving executive compensation, in each case as described herein.

This proxy statement and BLUE proxy card are first being mailed or given to the Company’s stockholders on or about May 18, 2018.

THIS PROXY SOLICITATION IS BEING MADE BY THE PARTICIPANTS AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY OR ANY OTHER THIRD PARTY.  THE PARTICIPANTS ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS DESCRIBED HEREIN.  SHOULD OTHER MATTERS, WHICH THE PARTICIPANTS ARE NOT AWARE OF A REASONABLE TIME BEFORE THE DATE OF THIS PROXY STATEMENT, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED BLUE PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

VOCE URGES YOU TO SIGN, DATE AND RETURN THE BLUE PROXY CARD IN FAVOR OF THE ELECTION OF ITS NOMINEES AND ITS PROPOSALS.

If you have already voted for the management slate, you have every right to change your vote. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy for the Annual Meeting to Voce Catalyst Partners LP, c/o Okapi Partners LLC, 1212 Avenue of the Americas, 24th Floor, New York, NY 10036, which is assisting IN this proxy solicitation, or to the Secretary of the Company, or by voting in person at the Annual Meeting.

IMPORTANT

PLEASE READ THIS CAREFULLY

If your shares of Common Stock are registered in your own name, please vote today by signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided.

If you hold your shares of Common Stock in “street” name with a bank, broker firm, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the shares of Common Stock that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, broker firm, dealer, trust company or other nominee to vote FOR the election of the Nominees, FOR the removal of Mr. Gunst, FOR the replacement of Mr. Gunst with Mr. Gilreath, FOR the repeal of each provision or amendment of the Company’s Bylaws subsequent to the adoption of the Bylaws approved by the Board on March 22, 2012, FOR the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 and AGAINST the advisory vote on approving executive compensation. Please follow the instructions provided on the enclosed BLUE proxy card. If your bank, broker firm, dealer, trust company or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed BLUE proxy card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Voce Catalyst Partners LP, c/o Okapi Partners LLC, 1212 Avenue of the Americas, 24th Floor, New York, NY 10036, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Execution and delivery of a proxy by a record holder of shares of Common Stock will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

Only holders of record of shares of Common Stock as of the close of business on the Record Date will be entitled to vote on the Proposals. If you are a stockholder of record as of the close of business on the Record Date, you will retain your right to vote even if you sell your shares of Common Stock after the Record Date.

If you own shares through a broker in street name, you may instruct your broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your broker with voting instructions at least ten days before the Annual Meeting and the broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a “routine” matter under applicable rules. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), there are no “routine” proposals in a contested proxy solicitation. Even though the Common Stock is listed on the Nasdaq Global Select Market, the NYSE rules apply to brokers who are NYSE members voting on matters being submitted to stockholders at the Annual Meeting. Because Voce has initiated a contested proxy solicitation, there will be no “routine” matters at the Annual Meeting for any broker accounts that are provided with proxy materials by Voce.

Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted in the tabulation of the voting results with respect to a particular proposal.

According to the Company’s Proxy Statement, (i) votes on our BLUE proxy card to “withhold” in respect of a candidate will have no effect on the outcome of the election of directors except in the case of votes withheld to the extent they revoke earlier dated proxy cards; (ii) votes to “ABSTAIN” will not have any effect on the election of directors and will have the same effect as an “AGAINST” vote with respect to such proposal; and (iii) broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business, but will not be counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and therefore will have no effect on the outcome of the vote on an individual proposal.

If you have any questions regarding your BLUE proxy card or need assistance in executing your proxy, please contact Okapi Partners LLC: Toll-Free at (855) 208-8902.

INFORMATION ON THE PARTICIPANTS

This Proxy Solicitation is being made by VCP, a Delaware limited partnership; VCM, a California limited liability company, which serves as the investment manager to VCP; VC, a Delaware limited liability company, which serves as the sole managing member of VCM and the General Partner of VCP; Mr. Plants, a United States citizen, who serves as the sole managing member of VC and the Managing Partner of VCP; each of the Nominees, Lisa Wipperman Heine, Joshua H. Levine and Mark G. Gilreath.

The principal business of VCP is investing in securities and the principal business of VCM is investing for funds and accounts under its management. VC is serving as the sole managing member of VCM and as the General Partner of VCP. Mr. Plants is serving as the sole managing member of VC. The principal business of Mr. Gilreath is disclosed in the section titled “Proposal 3 – Replacement Proposal” on page 11. The respective principal business of Ms. Heine and Mr. Levine is disclosed in the section titled “Proposal 1 – Election of Directors” on pages 7-8.

The principal business address of Voce is 600 Montgomery Street, Suite 210, San Francisco, California 94111. The principal business address of Mr. Gilreath is disclosed in the section titled “Proposal 3 – Replacement Proposal” on page 11. The principal business addresses of Ms. Heine and Mr. Levine are disclosed in the section titled “Proposal 1 – Election of Directors” on pages 7-8.

As of the date of this filing, the Participants beneficially own an aggregate of 735,709 shares of Common Stock, constituting approximately 2.2% of the shares of Common Stock outstanding, as follows: (a) 725,109 shares of Common Stock are beneficially owned (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)) in the aggregate by Voce, including the 100 shares of Common Stock owned by VCP in record name, (b) 725,109 shares of Common Stock may be deemed to be beneficially owned by VCM, by virtue of it being the investment advisor to VCP; (c) 725,109 shares of Common Stock may be deemed to be beneficially owned by VC, by virtue of it being the general partner of VCP; (d) 725,109 shares of Common Stock may be deemed to be beneficially owned by Mr. Plants by virtue of his being the sole managing member of Voce Capital LLC and the Managing Partner of Voce Capital Management; (e) 600 shares of Common Stock are beneficially owned by Mr. Gilreath; and (f) 10,000 shares of Common Stock are beneficially owned by Mr. Levine. Ms. Heine does not beneficially own any shares of Common Stock. Please see Annex I for all transactions in Common Stock effectuated by the Participants during the past two years. Voce, Mr. Gilreath, Ms. Heine and Mr. Levine may be deemed to have formed a “group,” within the meaning of Section 13(d)(3) of the Exchange Act. Collectively, the group (and each member thereof) may be deemed to have beneficial ownership of a combined 735,709 shares of Common Stock, constituting approximately 2.2% of the Company’s outstanding shares of Common Stock. Voce disclaims beneficial ownership of any shares of Common Stock beneficially owned by any Nominee. Each of Mr. Gilreath, Ms. Heine and Mr. Levine expressly disclaims beneficial ownership of any shares of Common Stock beneficially owned by any other Participant.

Except as set forth in this Proxy Statement (including the Annexes hereto), (i) each Participant is not, nor was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (ii) each Nominee has no position or office with the Company, and has no arrangement or understanding with any other person pursuant to which he was selected to be a nominee other than with respect to a nomination agreement with VCM; (iii) neither any Participant nor any of its or his “associates” (which term, for purposes of this Proxy Statement, shall have the meaning ascribed thereto in Rule 14a-1 of Regulation 14A of the Exchange Act) is a party to any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (iv) there were no transactions since January 1, 2017 nor are there any currently proposed involving any Participant or any of its or his associates in which the Company was or is to be a participant and in which such Participant, any of its or his associates, or any of their respective immediate family members or any persons sharing their respective households, have or will have a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K; (v) there are no material proceedings to which each Participant or any of its or his associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries; (vi) no Nominee has been employed by or held a directorship with a parent, subsidiary or other affiliate of the Company during the past five years; (vii) each Participant and each of its or his associates is not a record owner or direct or indirect beneficial owner of any securities of the Company or any parent or subsidiary of the Company; (viii) each Participant has not purchased or sold any securities of the Company within the past two years; (ix) neither any Participant nor any of his associates has received any fees earned or paid in cash, stock awards, option awards, non-equity incentive plan compensation, changes in pension value or nonqualified deferred compensation earnings or any other compensation from the Company during the Company’s last completed fiscal year, or is subject to any other compensation arrangement described in Item 402 of Regulation S-K; (x) there are no relationships involving any Participant or any of his associates that would have required disclosure under Item 407(e)(4) of Regulation S-K had that Participant been a director of the Company; (xi) there are no events required to be disclosed under Item 401(f) of Regulation S-K that have occurred during the past ten years and that are material to an evaluation of the ability or integrity of any Participant; (xii) there are no “family relationships” (as defined in Item 401(d) of Regulation S-K) between any Participant and any director or executive officer of the Company or person known to the Record Holder to be nominated by the Company to become a director or executive officer; and (xiii) no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) in the past ten years.

BACKGROUND OF THE PROXY SOLICITATION

Voce is a long-term stockholder of the Company having initially invested in the Company’s stock in 2013 and has regularly met with management over the past five years

In June 2015, Voce requested an opportunity to present its views on the Company to the Board of Directors. Voce’s original request to do so was denied on the grounds, as communicated by management, that the Company’s Board did not like the “optics” of having stockholders meet with its Board. Voce was eventually permitted to voice its concerns when the Board was present for the annual meeting, but was only allowed to do so publicly during the annual meeting itself and in the presence of several layers of the Company’s management ranks, rather than when the Board met.

On March 1, 2018, Voce sent the Board a letter expressing serious concerns about the destruction of stockholder value at the Company. The letter included an urgent request for a meeting with the Chairman, Mr. Gunst, as well as other available independent directors.

On March 7, 2018, the Company sent a letter to Voce. The letter was sent not from the Board, but by James Hawkins, the Company’s President and Chief Executive Officer. The letter stated that Mr. Gunst had declined Voce’s invitation to meet because Mr. Hawkins and the Chief Financial Officer, Jonathan A. Kennedy, are the Company’s sole representatives, and that Voce’s communications with the Board should be limited to, and filtered through, management.

On March 8, 2018, Voce sent a letter to the Company reiterating its request to meet with the Chairman and any available independent directors of the Company and explaining that the nature of the issues to be discussed were appropriately addressed to the independent Board members rather than the management team.

On March 8, 2018, Voce received through Mr. Hawkins’ personal assistant a noncommittal response from Mr. Gunst, still refusing to meet.

On March 12, 2018, a representative of Voce met with Mr. Hawkins and Mr. Kennedy at the ROTH investment conference in the public area of a hotel in Dana Point, California. The meeting was intended to cover issues appropriate for management input, such as operational and performance due diligence, and not the broader concerns that Voce had consistently insisted ought to be discussed with the independent members of the Board. (In response to management’s prior invitation to use the meeting to discuss these concerns, Voce had specifically and in writing advised management that it would not engage on these topics at this meeting). Nonetheless, when the meeting occurred Mr. Hawkins expressed anger that Voce’s founder was not at the meeting, repeatedly interrupted the Voce representative who did attend and refused to answer any of his questions, and launched multiple ad hominem attacks at the founder of Voce.

On March 14, 2018, Voce received a letter from Mr. Gunst through Mr. Hawkins’ personal assistant, demanding that Voce provide information on its current holdings of Company shares and the length of time that Voce had held them, as well as Voce’s past history as a Company stockholder.

On March 20, 2018, Voce delivered a notice of nomination and stockholder proposal to the Company in which it disclosed that it intended to nominate two candidates for election to the Board at the Annual Meeting, Mr. Plants and Mr. Levine, and present a stockholder proposal to repeal each provision or amendment of the Company’s Bylaws subsequent to the adoption of the Bylaws approved by the Board on March 22, 2012 (the “Nomination Notice”).

Also on March 20, 2018, The Wall Street Journal reported on Voce’s activities at the Company and chronicled the difficulties Voce had encountered in trying unsuccessfully to meet with the Chairman of the Company and any of his fellow independent directors. Following the Wall Street Journal article and on the same day, Voce received a letter from Mr. Gunst through Mr. Hawkins’ personal assistant, suddenly reversing his prior position and agreeing to Voce’s previous meeting requests.

On March 26, 2018, less than 24 hours before the meeting and following multiple inquiries by Voce regarding the attendees at the planned meeting between Voce representatives and independent Company directors, Voce received a letter from Mr. Gunst, through Mr. Hawkins’ personal assistant, stating that neither of the directors who are subject to reelection at the Annual Meeting would attend and that the Chairman was bringing the Chief Executive Officer, Mr. Hawkins, to the meeting, despite Voce’s repeated insistence that it meet with the independent directors. Later that day, Voce sent a response to Mr. Gunst explaining once again that Voce would only meet with independent directors since Voce wanted to discuss issues related to management oversight and accountability and these issues could not be openly discussed in the presence of management.

During the meeting on March 27, 2018, Mr. Gunst and the other Company representatives declared that they were in “listen only” mode and would not provide answers or address in substance any of Voce’s concerns because such information if relayed without the CEO present would, in Mr. Gunst’s opinion, constitute a violation of Regulation FD. As a consequence, Voce felt that the meeting was entirely unproductive. Despite that, on the same day Voce received a brief letter from Mr. Gunst, communicated through Mr. Hawkins’ personal assistant, in which letter Mr. Gunst proclaimed that he would like to continue an “open dialogue”.

On March 28, 2018, Voce sent a letter to the Company, expressing frustration that Mr. Gunst characterized the meeting as an open dialogue when in fact he and his fellow directors had refused to engage in any substantive discussions without the CEO present. Voce once again reiterated the importance of Board engagement with stockholders, the vital distinction between the roles of management and independent directors, and its profound disappointment that the Company’s Chairman appears either unable or unwilling to recognize this distinction and the responsibilities of his role.

On April 12, 2018, Fenwick & West (“FW”), outside counsel to Natus reached out to Schulte Roth & Zabel LLP (“SRZ”), counsel to Voce, and communicated an offer by the Company to add a new director to the Board, and who stated further that, although the Nominating and Governance Committee would be willing to interview the Voce nominees, neither of the Voce nominees would be acceptable to the Company and would therefore not be given consideration by the Committee, even if they were interviewed.

On April 20, 2018, Voce delivered a supplemental notice to the Company, in which it disclosed that it intended to nominate Ms. Heine (in the place of Mr. Plants) for election to the Board at the Annual Meeting and submitted a proposal to remove Mr. Gunst and replace him with Mr. Gilreath (the “Supplement”).

Also on April 23, 2018, Voce issued a letter to stockholders of the Company in which it announced that it had nominated three highly-qualified, independent candidates for election to the Board at the Annual Meeting, one of whom would replace Mr. Gunst, whom Voce is seeking to remove.

On April 23, 2018, the Company issued a press release disclosing its receipt of the Nomination Notice and Supplement. Also on April 23, 2018, FW reached out to SRZ with a settlement offer to Voce, which contemplated the addition of two new directors already identified or to be identified by the Board and one of Voce’s nominees.

On April 26, 2018, Voce submitted a term sheet outlining the terms offered by the Company and including certain additional points that Voce deemed critically important to a meaningful change on the Board. Most notably, Voce proposed two alternative scenarios for the Company to choose between for effecting the change to the Chairmanship post that it believes is vital to reconstituting the Board in a manner that serves the best interests of stockholders.

On April 30, 2018, the Company sent Voce a revised term sheet which, in many respects, merely restated the Company’s prior offer and notably did not address at all the issues with the Chairmanship. Moreover, the Company’s proposal requested that Voce agree to a multi-year standstill that would not expire until after the next annual meeting at which Mr. Gunst must stand for reelection (2019), further entrenching Mr. Gunst in Voce’s view. Voce, through its counsel, SRZ, promptly communicated to FW that any arrangement that preserves the status quo with respect to the Chairman’s role is not acceptable to Voce because Voce believes such change would fall short of what is best for stockholders. The Company did not communicate again with SRZ and instead filed its preliminary proxy statement on May 2, 2018. Of note, despite requesting in its written proposal that the settlement negotiations remain confidential, the Company chose to disclose the details of the settlement negotiations in its preliminary proxy.

PROPOSAL 1 – ELECTION OF DIRECTORS

According to publicly available information, the Board currently consists of six directors, divided into three classes. Each class is elected for a term of three years, with the term of one class of directors expiring at each annual meeting of the stockholders. We are seeking your support at this Annual Meeting to elect our two independent director nominees, Lisa Wipperman Heine and Joshua H. Levine, by voting on the BLUE proxy card. Information regarding the background, business experience and qualifications of Ms. Heine and Mr. Levine is provided below. If elected, Ms. Heine and Mr. Levine will represent a minority of the Board, and therefore it is not guaranteed they can implement the actions that they believe are necessary to enhance stockholder value. There is no assurance that any incumbent director will serve as a director if one or more of the Nominees are elected to the Board. You should refer to the Company’s Proxy Statement for the names, background, qualifications and other information concerning the Company’s two nominees and its continuing directors.

The election of directors at the Annual Meeting will be a contested election. The Company’s Bylaws provide that in a contested election the standard for election of directors will be a plurality of shares represented in person or by proxy at any such meeting, at which a quorum is present, and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected as directors.

Stockholders are entitled to cumulative voting rights on the election of directors. This means that any stockholder may cumulate their votes and give to one of the candidates to be elected a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder is entitled, or distribute their votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than the number of directors to be elected. A stockholder may cast all of their votes “FOR” or “WITHHOLD” on a single candidate or may distribute them among any number of candidates. In their discretion, the proxy holders may, when voting for directors, cumulate the votes represented by the proxies received. However, you will NOT be permitted to distribute your votes between the candidates recommended by us on the BLUE proxy card and the Company’s nominees on the proxy card sent to you by the Company. This is because any vote with respect to any of the Company nominees on its proxy card will revoke any previous proxy submitted by you, including FOR any of our Nominees.

Name and Business Address	Age	Principal Occupation For Past Five Years and Directorships

Lisa Wipperman Heine 3 Highwood Drive Tewksbury, MA 01876	54

Lisa Wipperman Heine has served as the Chief Operating Officer of Mitralign, Inc., a venture-backed innovator of transcatheter heart valve technologies, since November, 2015. She is the Founder of and, between July 2014 and November 2015, a Principal at deArca Strategic Solutions, LLC, a consulting firm focused on helping medical technology companies assess, develop and execute strategies related to market opportunities and technology adoption. Ms. Heine previously served in multiple leadership roles at Covidien, Inc. between April 2007 and May 2014 (formerly ev3, Inc. and now known as Medtronic), including Global Vice President of Medical Affairs for Vascular Therapies from January 2013 to May 2014. During her tenure at Covidien, she helped drive the strategy of a $1.7B business and was responsible for leading the strategy and operations of Clinical Affairs, Healthcare Economics, Policy and Reimbursement and Medical Education functions. Between 2002 and 2007, Ms. Heine served in leadership roles, including regulatory affairs and reimbursement, at Acorn Cardiovascular, Inc., a venture-backed developer of heart failure treatment technologies. Prior to that, she held director roles at Regulatory and Clinical Research Institute, Inc. (2001-2002), Magellan Medical Services, Inc. (2000-2001), Empi, Inc. (1994-2000) and BBC Medical Corporation (1991-1993). Ms. Heine has served as a member of the board of directors of Surmodics Inc. (Nasdaq: SRDX), a leading provider of intravascular medical devices and in vitro diagnostic technologies, since April 2017.

Ms. Heine speaks frequently on healthcare matters and has published several articles in leading medical journals. In addition, she has served on various advisory boards, including the American Heart Association Go Red for Women Executive Leadership Team, and was previously an adjunct faculty member in the Medical Device graduate program of St. Cloud State University. She received a Bachelor of Arts degree from St. Olaf College and a Master of Science degree from the University of Manitoba.

Based on her lengthy career in the healthcare industry, including her extensive leadership experience in medical technology companies and as a director of a public medical device company, Ms. Heine is well qualified to serve as a director of the Company.

Joshua H. Levine 1310 Chesapeake Terrace Sunnyvale, CA 94089	59

Mr. Levine has served as the President and CEO and as a member of the board of directors of Accuray Incorporated (Nasdaq: ARAY), a publicly traded radiation oncology company that develops, precise, innovative cancer treatment solutions, since October 2012. From June 2011 to October 2011, Mr. Levine served as the President and CEO and as a member of the board of directors of Immucor Corporation, a publicly traded diagnostics manufacturer of automated instrumentation and reagents used in transfusion medical procedures that was acquired by TPG Capital in August 2011. Prior thereto, Mr. Levine served in several executive capacities during his 14-year tenure with Mentor Corporation, a publicly traded company that was the global market leader in the surgical aesthetics market. From June 2004 to January 2009, Mr. Levine served as President and CEO and as a member of the board of directors of Mentor Corporation, and from January 2009 to July 2010, he served as its Worldwide President, following the acquisition of the company by Johnson and Johnson.  Mr. Levine holds a Bachelor of Arts degree from the University of Arizona.

Mr. Levine brings diverse, global healthcare industry experience and a strong track record of creating and unlocking strategic value for the companies he has led. Based on his strategic business development skills and his extensive commercial leadership experience as the chief executive officer of publicly traded medical device companies, we believe he is well qualified to serve as a director of the Company.

None of the organizations or corporations referenced above is a parent, subsidiary or other affiliate of the Company. If elected, Ms. Heine and Mr. Levine will each be considered an independent director of Natus under the Company’s Board Governance Guidelines and under applicable Nasdaq listing rules and under Item 407(a) of Regulation S-K.

Ms. Heine and Mr. Levine have each entered into a nominee agreement pursuant to which VCM has agreed to pay the costs of soliciting proxies, and to defend and indemnify them against, and with respect to, any losses that may be incurred by them in the event they become a party to litigation based on their nomination as a candidate for election to the Board and the solicitation of proxies in support of their election. No Nominee will receive any compensation under his or her respective nominee agreement and will not receive any compensation from Voce or its affiliates for their services as a director of the Company if elected. If elected, Ms. Heine and Mr. Levine will be entitled to such compensation from the Company as is consistent with the Company’s then-established practices for services of non-employee directors.

Ms. Heine and Mr. Levine have each agreed to being named as a nominee in this Proxy Statement and have confirmed their willingness to serve on the Board if elected.  Voce does not expect that any of the Nominees will be unable to stand for election, but in the event that a vacancy in the slate of Nominees should occur unexpectedly, the shares of Common Stock represented by the BLUE proxy card will be voted for a substitute candidate selected by Voce, a right that Voce has reserved in the Nomination Notice.  In the case of any of the foregoing, VCP will give prompt written notice to the Company if it chooses to nominate any such additional or substitute nominee and Voce will file and deliver supplemental proxy materials, including a revised proxy card, disclosing the information relating to such additional persons that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Section 14 of the Exchange Act. There can be no assurance that the Company will not assert that any additional or substitute nominations made pursuant to such a reservation must separately comply with any advance notification requirements provided in the Bylaws. If Voce determines to add nominees, whether because the Company expands the size of the Board subsequent to the date of this Proxy Statement or for any other reason, Voce will supplement this Proxy Statement.

Vote Required.

The two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors, whether or not such affirmative votes constitute a majority of the shares voted. According to the Company’s Proxy Statement, “AGAINST” votes and “ABSTAIN” votes with respect to a candidate will have no effect on the outcome of the election of directors except in the case of votes to the extent they revoke earlier dated proxy cards.

WE URGE YOU TO VOTE YES TO THE ELECTION OF OUR NOMINEES PURSUANT TO PROPOSAL 1.

PROPOSAL 2 – REMOVAL PROPOSAL

We are proposing the following resolution for action at the Annual Meeting, which would have the effect of removing Robert A. Gunst, the current Chairman of the Company’s Board, from the Board and removing any other directors appointed to the Board to fill a vacancy or newly-created directorship prior to this proposal becoming effective.

The following is the text of the proposed resolution:

RESOLVED, that (i) Robert A. Gunst and (ii) any person nominated, appointed or elected to the Board of Directors of the Company to fill any vacancy or newly-created directorship prior to the effectiveness of this proposal, be and hereby is removed.

Pursuant to Section 7 of Article Five of the Certificate of Incorporation of the Company, as amended and restated September 12, 2012 (the “Certificate of Incorporation”), together with, Article III, Section 3.8 of the Bylaws, any director, or the entire Board, may be removed from office at any time with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class.

We believe this Removal Proposal is necessary in order to provide stockholders with an opportunity to hold Mr. Gunst accountable for what we see as his failure, as Independent Chairman of the Board, to represent the interests of the Company’s independent stockholders as evidenced by his initial refusal to meet with Voce, a stockholder of the Company, our conviction that he has failed to act independently of management and to hold management accountable for its consistent underperformance and for the overall corporate governance deficiencies of the Company. We believe voting to remove Mr. Gunst and having the Board select a new Chairperson is a crucial step in reorienting the focus of the Company’s Board towards a corporate strategy that will maximize value for all stockholders. In addition, removing any person, nominated, appointed or elected to the Board to fill any vacancy or newly-created directorship prior to the effectiveness of this proposal is intended to address the possibility that the current directors may attempt to minimize the stockholders’ ability to elect their representatives on the Board by making unilateral changes to the Board.

Vote Required.

This Proposal 2 for the removal of the Company’s Chairman will be approved with affirmative “FOR” votes from a majority of the outstanding shares of Common Stock on the Record Date. We recommend that you vote “FOR” Proposal 2 to remove the current Chairman.

WE RECOMMEND YOU VOTE FOR PROPOSAL 2.

PROPOSAL 3 – REPLACEMENT PROPOSAL

We are proposing the following resolution for action at the Annual Meeting, which would have the effect of appointing Mark G. Gilreath to fill the vacancy that would exist on the Board if Robert A. Gunst is removed. This proposal is conditioned on the adoption of Proposal 2, the Removal Proposal.

The following is the text of the proposed resolution:

RESOLVED, that Mark. G. Gilreath be and hereby is elected to fill the vacancy existing in the Board of Directors of the Company caused by the removal of Robert A. Gunst (the Removal Proposal). This Replacement Proposal is conditioned on the adoption of the Removal Proposal.

This Replacement Proposal is brought pursuant to Section 1 of Article Five of the Certificate of Incorporation together with, Article III, Section 3.9 of the Bylaws, which provide that any vacancy resulting from removal of a director by a vote of the stockholders may be filled by the affirmative vote of a majority of all of the then-outstanding shares of Common Stock.

This Replacement Proposal together with Proposal 2, the Removal Proposal, we believe are necessary to revitalize the Company with an independent, highly-qualified nominee committed to taking on a more meaningful role in determining and overseeing the future direction of the Company. We provide below the background, business experiences and qualifications of Mr. Gilreath.

Name and Business Address	Age	Principal Occupation For Past Five Years and Directorships

Mark G. Gilreath 4098 Big Creek Overlook Alpharetta, GA 30005	52

Mark Gilreath has served as an Operating Partner at Frazier Healthcare Partners, a private equity and venture capital firm, since October 2017. Prior to Frazier, he founded EndoChoice, Inc. (NYSE: GI) in October 2007 and served as the Chief Executive Officer and a director until November 2016. EndoChoice focuses on the R&D, manufacturing and commercialization of a diverse portfolio of medical technologies and services for physicians in gastrointestinal endoscopy. From 1999 to 2008, Mr. Gilreath served in various roles at Given Imaging Inc. (Nasdaq: GIVN) including as President of the Americas and Chief Marketing Officer. From 1992 to 1999, he held various commercial leadership roles with PENTAX Medical including Product Manager, Director of Marketing, Area Sales Manager and Director of Business Development. From 1989 to 1992, Mr. Gilreath served in the U.S. Navy in Naval Intelligence, including during Operation Desert Storm. He serves on the board of directors of the Medical Device Manufacturers Association, Spencer Health Solutions and the Marcus Autism Center.

In 2013, he was selected as Business Person of the Year in Metro Atlanta. In 2014, he was a finalist for the Ernst & Young Entrepreneur of the Year Award. Mr. Gilreath holds a Bachelor of Science degree from Winthrop University and a Master of Business Administration degree from the Fuqua School of Business at Duke University.

Mr. Gilreath’s qualifications to serve as a director of the Company include his experience as the founder and chief executive officer of a leading public medical technology company, his extensive experience in commercial leadership roles at successful public and private healthcare companies and his deep knowledge of medical devices based on his industry experience.

We are not seeking control of the Board. If all three of our Nominees are elected, they will comprise less than a majority of the Board (the Board is currently comprised of six directors) and will not be able to adopt resolutions or otherwise cause the Board to act. The Nominees intend to work actively with the other members of the Board to address the challenges facing the Company and to deliver value for all stockholders. Although Voce does not believe that a change in control of the Board should be deemed to have occurred upon the election of all three of our Nominees to the Board, who, if elected, would comprise less than the majority of the Board, based on a review of the Company’s material contracts and agreements, change in control provisions may be triggered under certain of the Company’s material agreements, including indemnification agreements with each of the Company’s directors and officers and employment agreements with the Company’s executive officers (other than the Chief Executive Officer). However, even if it is determined that electing all of our Nominees would result in a change in control under certain agreements of the Company, we do not believe that any potential effects from such a change in control would outweigh the overwhelming benefits from an improved Board. Of further note, many of the change in control provisions are double-trigger provisions, including those in the employment agreements, meaning that a change in control in and of itself does not trigger payments under such agreements, but, rather, there would also need to be a termination of the affected employees before any benefits are triggered.

Vote Required.

This Proposal 3 for the appointment of Mr. Gilreath to fill the Company’s vacant Board seat will be approved with affirmative “FOR” votes from a majority of the outstanding shares of Common Stock on the Record Date. We recommend that you vote “FOR” on Proposals 2 and 3 to accomplish the removal of the current Chairman and appointment of the highly qualified candidate Mr. Gilreath as the replacement.

WE RECOMMEND YOU VOTE FOR PROPOSAL 3.

PROPOSAL 4 – STOCKHOLDER PROPOSAL TO REPEAL CERTAIN PROVISIONS OF OR AMENDMENTS TO THE BYLAWS OF THE COMPANY ADOPTED SINCE MARCH 22, 2012

Pursuant to Article II, Section 2.3(b) of the Bylaws, the Board has the power to adopt, amend and repeal the Bylaws of the Company. We are not aware of any decision by the Board to adopt, amend or repeal any provision of the Bylaws since March 22, 2012 (the date on which the current Bylaws were adopted), but it is possible that, following the date of our notice to submit this proposal and prior to the adoption of this resolution, such an amendment could be disclosed and/or become effective. Such an amendment could negatively impact our ability to solicit and/or obtain proxies from stockholders or otherwise adversely affect the ability of stockholders to vote on our Nominees or any other stockholder proposals, and we wish to ensure that the Company’s stockholders have the ability to elect the Nominees and approve the proposals at the Annual Meeting.

Although adoption of this proposal could have the effect of repealing previously undisclosed amendments to the Bylaws without considering the beneficial nature, if any, of such amendments to the stockholders, it would not repeal any such amendments that were approved by the stockholders.

Proposal 4 provides for the adoption of the resolution in the following form:

RESOLVED, that each provision or amendment of the Bylaws of Natus Medical Incorporated adopted by the Board of Directors of the Company (and not by the Company’s stockholders) subsequent to March 22, 2012 and prior to the approval of this resolution be, and hereby is, repealed, effective as of the time this resolution is approved by the Company’s stockholders.

Vote Required.

This Proposal 4 will be approved with affirmative “FOR” votes from a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote.

WE RECOMMEND YOU VOTE FOR PROPOSAL 4.

PROPOSAL 5 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has appointed KPMG, an independent registered public accounting firm, to audit the Company’s consolidated financial statements for the year ending December 31, 2018.

The Company is seeking stockholder ratification of the selection of KPMG as the independent registered public accounting firm of the Company. If the stockholders fail to ratify the selection, the Audit Committee will reconsider retaining KPMG. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Representatives of KPMG are expected to attend the Annual Meeting, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.

Vote Required.

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is necessary for the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for 2018.

WE RECOMMEND YOU VOTE FOR PROPOSAL 5 AND WILL VOTE OUR SHARES FOR PROPOSAL 5.

PROPOSAL 6 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company will be providing stockholders with the opportunity to approve, on an advisory basis, the compensation of the Company’s named executive officers. Based on the Company’s Proxy Statement, we believe this Proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth on pages 23 to 29 of this proxy statement, is hereby approved by shareholders.”

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.

Voce believes stockholders should vote to disapprove the compensation of the Company’s named executive officers. Voce believes that the Board has overcompensated the Company’s named executive officers in light of the Company’s operational and financial underperformance, and furthermore that the Board’s compensation practices have failed to align the interests of stockholders with those of management.

We encourage all stockholders to review the Company’s proxy disclosures in detail in the Company’s Proxy Statement.

Vote Required.

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is necessary to approve the Company’s executive compensation, on an advisory basis.

WE URGE YOU TO VOTE AGAINST PROPOSAL 6 AND WILL VOTE OUR SHARES AGAINST PROPOSAL 6.

VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. Stockholders are entitled to cumulative voting rights on the election of directors. This means that any stockholder may cumulate their votes and give to one of the candidates to be elected a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder is entitled, or distribute their votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than the number of directors to be elected. A stockholder may cast all of their votes “FOR” or “WITHHOLD” on a single candidate or may distribute them among any number of candidates. In their discretion, the proxy holders may, when voting for directors, cumulate the votes represented by the proxies received. However, you will NOT be permitted to distribute your votes between the candidates recommended by us on the BLUE proxy card and the Company’s nominees on the proxy card sent to you by the Company. This is because any vote with respect to any of the Company nominees on its proxy card will revoke any previous proxy submitted by you, including FOR any of our Nominees. Stockholders who sell shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date. Based on publicly available information, including the Company’s Proxy Statement, we believe that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Common Stock.

Shares of Common Stock represented by properly executed BLUE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees, FOR the removal of Mr. Gunst, FOR the replacement of Mr. Gunst with Mr. Gilreath, FOR the repeal of each provision or amendment of the Company’s Bylaws subsequent to the adoption of the Bylaws approved by the Board on March 22, 2012, FOR the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 and AGAINST the advisory vote on approving executive compensation, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

According to the Company’s Proxy Statement, holders of a majority of shares of the Common Stock issued and outstanding and entitled to vote as of the record date must be present in person or represented by proxy to meet the quorum requirement pursuant to the Bylaws for holding the Annual Meeting and transacting business. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by an inspector of election to determine whether or not a quorum is present. If the shares present, in person and by proxy, at the Annual Meeting do not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. Abstentions and broker non-votes are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

According to the Company’s Proxy Statement, (i) votes on our BLUE proxy card to “withhold” in respect of a candidate will have no effect on the outcome of the election of directors except in the case of votes withheld to the extent they revoke earlier dated proxy cards; (ii) if you elect to abstain from voting on any of Voce’s or the Company’s proposals, the abstention will have the same effect as an “AGAINST” vote with respect to such proposal; and (iii) broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business, but will not be counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and therefore will have no effect on the outcome of the vote on an individual proposal.

VOTES REQUIRED FOR APPROVAL

Election of Directors – According to the Company’s Proxy Statement the two nominees receiving the highest number of affirmative votes will be elected as directors.  Withheld votes will have no impact on the election of directors.

Approval of Removal Proposal – According to the Company’s Certificate of Incorporation and Bylaws, approval of the Removal Proposal (Proposal 2) would require the affirmative vote of a majority of all of the then-outstanding shares of Common Stock.

Approval of Replacement Proposal – Conditioned upon the approval of the Removal Proposal, according to the Company’s Certificate of Incorporation and Bylaws, the Replacement Proposal (Proposal 3) would require the affirmative vote of a majority of all of the then-outstanding shares of Common Stock.

Approval of Bylaw Proposal, Ratification of Independent Registered Public Accounting Firm and Advisory Vote on Executive Compensation – According to the Company’s Proxy Statement, approval of the Bylaw Proposal (Proposal 4), approval of the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 5) and the advisory vote on executive compensation (Proposal 6) will each require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote.

IF YOU WISH TO VOTE FOR THE ELECTION OF OUR NOMINEES, LISA WIPPERMAN HEINE AND JOSHUA LEVINE, TO THE BOARD, THE REMOVAL OF ROBERT A. GUNST FROM THE BOARD, THE ELECTION OF MARK G. GILREATH TO REPLACE ROBERT A. GUNST, AND THE REPEAL OF EACH PROVISION OR AMENDMENT OF THE COMPANY’S BYLAWS THAT HAS BEEN ADOPTED BY THE BOARD SUBSEQUENT TO THE ADOPTION OF THE BYLAWS APPROVED BY THE BOARD ON MARCH 22, 2012, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

APPRAISAL/DISSENTER RIGHTS

Stockholders are not entitled to appraisal or dissenters’ rights under Delaware law in connection with the Proposals.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Solicitation is being made by Voce and the Nominees. Proxies may be solicited by mail, courier services, advertising, social media, telephone, facsimile or in person.

Voce will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Voce has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. Voce will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.

The entire expense of soliciting proxies is being borne by the Participants. Costs of the Proxy Solicitation are currently estimated to be approximately $705,000. Voce estimates that through the date hereof, expenses incurred in connection with the Proxy Solicitation are approximately $250,000. If successful, we will seek reimbursement of these costs from the Company. In the event that we decide to seek reimbursement of our expenses, we do not intend to submit the matter to a vote of the Company’s stockholders. The Board, which may include some or all of Voce’s Nominees, would be required to evaluate the requested reimbursement consistent with its fiduciary duties to the Company and its stockholders. Costs related to the solicitation of proxies include expenditures for attorneys, advisors, printing, advertising, postage and related expenses and fees.

Voce has retained Okapi Partners LLC (“Okapi”) to provide solicitation and advisory services in connection with this solicitation. Okapi will receive a fee not to exceed $325,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified by VCM against certain liabilities and expenses, including certain liabilities under the federal securities laws.   Okapi will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that Okapi will employ approximately 30 persons to solicit the Company’s stockholders as part of this solicitation.  Okapi does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this Proxy Solicitation.

Important Notice Regarding the Availability of this Proxy Statement

This Proxy Statement and all other solicitation materials in connection with this Proxy Solicitation are available on the Internet, free of charge, at www.okapivote.com/Natus.

Information Concerning the Company

Based upon documents publicly filed by the Company, the mailing address of the principal executive offices of the Company is 6701 Koll Center Parkway, Suite 120, Pleasanton, California 94566.

Certain information regarding the compensation of directors and executive officers, certain stockholders’ beneficial ownership of more than 5% of the Company’s voting securities, and certain other matters regarding the Company and its officers and directors is required to be contained in the Company’s Proxy Statement. Certain other information regarding the Annual Meeting is also required to be contained in the Company’s Proxy Statement. Please refer to the Company’s Proxy Statement to review this information. Please note that because Voce was not involved in the preparation of the Company’s Proxy Statement, Voce cannot confirm the accuracy or completeness of certain information contained in the Company’s Proxy Statement.

The information concerning the Company and the proposals referenced in the Company’s Proxy Statement contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although Voce has no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement that are made in reliance upon publicly available information are inaccurate or incomplete, to date we have not had access to the books and records of the Company related to such information and statements, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements. All information relating to any person other than the Participants is based only on the knowledge of Voce.

Conclusion

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed BLUE proxy card today.

Thank you for your support,

Voce Catalyst Partners LP

Voce Capital LLC

Voce Capital Management LLC

J. Daniel Plants

Mark G. Gilreath

Lisa Wipperman Heine

Joshua H. Levine

May 18, 2018

ANNEX I

TRANSACTIONS BY THE PARTICIPANTS IN THE SECURITIES OF

NATUS MEDICAL INCORPORATED DURING THE PAST TWO YEARS

The following tables set forth all transactions effected during the past two years by the Participants with respect to securities of the Company. As of the date of hereof, all of the Participants that own of record or beneficially securities of the Company are listed below. The shares of Common Stock reported herein are held in either cash accounts or margin accounts in the ordinary course of business. Except as otherwise noted, all transactions were effected in the open market.

Voce

Trade Date	Shares Purchased (Sold)
07/11/16	(10,645)
07/20/16	(4,200)
07/27/16	(647)
07/28/16	(3,634)
10/03/16	(8,439)
10/18/16	30,038
10/19/16	(36,261)
11/09/16	13,800
11/16/16	(7,445)
12/01/16	17,866
12/16/16	(121,773)
12/19/16	(11,852)
12/29/16	(25,000)
12/30/16	(12,246)
01/04/17	(17,530)
01/06/17	(800)
01/10/17	(100)
01/11/17	12,000
01/12/17	23,657
01/13/17	(30,304)
04/07/17	(1,926)
04/26/17	8,000
05/04/17	6,902
05/11/17	2,511
05/12/17	2,400
06/20/17	(2,300)
06/21/17	(17,158)
07/26/17	9,406
10/04/17	4,083
01/02/18	1,141
01/08/18	(288)
01/09/18	22,472
01/10/18	91,980
01/11/18	78,000
01/12/18	51,000
01/16/18	52,525
02/05/18	54,644
02/06/18	133,800
02/07/18	78,682
02/08/18	135,150

05/03/18	57,322
05/04/16	6,986

Joshua H. Levine

Trade Date	Shares Purchased (Sold)
03/13/2018	10,000

FORM OF BLUE PROXY CARD

 PROXY OF STOCKHOLDERS OF NATUS MEDICAL INCORPORATED (THE “COMPANY”) IN CONNECTION WITH THE COMPANY’S 2018 ANNUAL MEETING OF STOCKHOLDERS:

THIS PROXY SOLICITATION IS BEING MADE BY VOCE CATALYST PARTNERS LP, VOCE CAPITAL LLC, VOCE CAPITAL MANAGEMENT LLC AND J. DANIEL PLANTS (COLLECTIVELY, “VOCE”), TOGETHER WITH MARK G. GILREATH, LISA WIPPERMAN HEINE AND JOSHUA H. LEVINE (COLLECTIVELY, THE “NOMINEES”)

THIS SOLICITATION IS BEING MADE BY VOCE AND THE NOMINEES AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR THE COMPANY

The undersigned appoints J. Daniel Plants and Steven Gao, and each of them, attorneys and agents (the “Proxies”), with full power of substitution to vote all shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company, which the undersigned would be entitled to vote if personally present at the 2018 Annual Meeting of Stockholders of the Company scheduled to be held on June 22, 2018, at 8:00AM Pacific Time, at 6701 Koll Center Parkway, Suite 120, Pleasanton, CA 94566 (including at any adjournments or postponements thereof and at any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and Proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and Proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Voce a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” PURSUANT TO PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4, “FOR” PROPOSAL 5 AND “AGAINST” PROPOSAL 6.

This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

1.	VOCE PROPOSAL: THE ELECTION OF LISA WIPPERMAN HEINE AND JOSHUA H. LEVINE TO SERVE AS DIRECTORS ON THE COMPANY’S BOARD OF DIRECTORS.

☐	☐	☐
For All Nominees	Withhold Authority to Vote for all Nominees	For all Nominees Except

Voce intends to use this proxy to vote “FOR” Ms. Heine and Mr. Levine. The names, background and qualification of the candidates who have been nominated by the Company, and other information about them, can be found in the Company’s proxy statement.

Unless vote allocation instructions are provided, this proxy confers discretionary authority upon the Proxies to cumulate votes in favor of one or more of the Nominees, at the Proxies’ sole discretion, in order to elect as many of the Nominees as possible. The shares represented by this Proxy will not be cumulated with respect to any Nominee for whom the authority to vote has been withheld. If you wish to provide vote allocation instructions, you must check the box below, submit the proxy card by mail and hand mark the number of votes you wish to allocate to any particular Nominee. You do not need to check the “FOR ALL” box to allocate votes among all of our Nominees. If you provide vote allocation instructions for less than all of the votes that you are entitled to cast, the Proxies will retain discretionary authority to cast your remaining votes, except for any Nominee for whom you have withheld authority by marking the “FOR ALL EXCEPT” box. NOTE: If you hold your shares in street name and wish to provide vote allocation instructions, you must contact your broker, banker or other custodian for instructions.

☐	To specify different directions with respect to cumulative voting, mark the adjacent box and write your instructions in the space provided below under “CUMULATIVE VOTING INSTRUCTIONS.”

There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if any or all of our Nominees are elected.

INSTRUCTIONS: IF YOU DO NOT WISH YOUR SHARES OF COMMON STOCK TO BE VOTED “FOR” A PARTICULAR NOMINEE, MARK THE “FOR ALL NOMINEES EXCEPT” BOX AND WRITE THE NAME(S) OF THE NOMINEE(S) YOU DO NOT SUPPORT ON THE LINE BELOW.

2.	VOCE PROPOSAL: TO REMOVE THE CURRENT CHAIRMAN OF THE BOARD OF DIRECTORS, ROBERT A. GUNST, AND ANY PERSON NOMINATED, APPOINTED OR ELECTED to thE BOARD OF DIRECTORS TO FILL ANY VACANCY OR NEWLY-CREATED DIRECTORSHIP PRIOR TO THE EFFECTIVENESS OF THIS PROPOSAL:

☐	☐	☐
FOR	AGAINST	ABSTAIN

3.	VOCE PROPOSAL: To APPOINT MR. GILREATH TO THE BOARD OF DIRECTORS TO FILL THE VACANCY CAUSED BY THE REMOVAL OF MR. GUNST PURSUANT TO PROPOSAL 2:

☐	☐	☐
FOR	AGAINST	ABSTAIN

4.	VOCE PROPOSAL: TO REPEAL EACH PROVISION OR AMENDMENT OF THE COMPANY’S BYLAWS THAT HAS BEEN ADOPTED BY THE BOARD SUBSEQUENT TO THE ADOPTION OF THE BYLAWS APPROVED BY THE BOARD ON MARCH 22, 2012:

☐	☐	☐
FOR	AGAINST	ABSTAIN

5.	COMPANY PROPOSAL: TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018:

☐	☐	☐
FOR	AGAINST	ABSTAIN

6.	COMPANY PROPOSAL: To approve, on an advisory basis, the compensation of the named executive officers:

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FOR	AGAINST	ABSTAIN

CUMULATIVE VOTING INSTRUCTIONS: Provide below any instructions with respect to how the undersigned’s shares should be cumulatively voted at the Annual Meeting, including the number of shares of Common Stock to be voted for any particular Nominee and/or the name of any Nominee with respect to whom the undersigned is withholding authority to cumulate votes, as applicable. Unless indicated to the contrary in the space provided below, all cumulative votes of such stockholder will be distributed among the remaining Nominees at the discretion of the Proxies named herein.

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IN ORDER FOR YOUR PROXY TO BE VALID, IT MUST BE DATED.

Date:	, 2018

Signature

Signature (if held jointly)

Title(s):

Please sign exactly as name appears on stock certificates or on label affixed hereto. When shares of Common Stock are held by joint tenants, both should sign. In case of joint owners, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such.

PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.